EXHIBIT 32.2

Certificate of Chief Financial Officer
Pursuant to Section 18 U.S.C. Section 1350 dated August 1, 2003

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer CNET Networks, Inc. (CNET) hereby certifies that:

1.	the Annual Report on Form 10-Q of CNET for the annual period ended December 31, 2003 as filed with the Securities and Exchange Commission on February 27, 2004 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CNET.

Dated: February 27, 2004 /S/ Douglas N. Woodrum —————————————— Douglas N. Woodrum Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to CNET and will be retained by CNET and furnished to the Securities and Exchange Commission or its staff upon request.